FOR IMMEDIATE RELEASE

MCF Corporation Announces Financial Results for the
Second Quarter Ended June 30, 2007

SAN FRANCISCO - August 7, 2007 - MCF Corporation (AMEX: MEM) today released earnings for the second quarter 2007.

Second Quarter Financial Highlights

-	Net income was $2.3 million, or $0.18 per diluted share, marking the second consecutive quarter of profitability for MCF Corporation.

-
Total revenue was $20.4 million, a 42% sequential increase over first quarter 2007 and a 37% increase over the second quarter 2006. The three-year compound annual growth rate (CAGR) for revenue is 27%; five-year CAGR for revenue is 52%.

-	Commission revenue was $7.7 million, lower by 3% from the second quarter 2006

-	Investment banking revenue was $5.6 million, a 25% decrease from second quarter 2006

-	Principal transactions revenue was $5.7 million, a significant improvement over a loss of $736,000 in the second quarter 2006

-	Primary research revenue amounted to $951,000 since the completion of the acquisition of MedPanel, Inc. (now called Panel Intelligence, LLC) on April 17, 2007

-
Compensation and benefits expense as a percentage of revenue during the second quarter 2007 was 63% compared to 79% in second quarter 2006, due to a significant increase in principal transactions revenue.

“Our second quarter of profitability is reflective of the growth and gradual diversification of our business lines,” stated Jon Merriman, chairman and chief executive officer of MCF Corporation. “The investment banking and sales and trading groups, though slightly down year-over-year, remain healthy and poised for growth, and our banking backlog going into the second half is very robust. Importantly, our recurring revenue businesses, Panel Intelligence, MCF Asset Management and Institutional Cash Distributors, continue to grow very rapidly and are making a real impact. Finally, our principal transactions and trading revenues were very strong, reflecting in part the adjustments we made to that area in 2006. I believe we are positioned to benefit from the high degree of volatility in the current market environment.”

Conference Call for the Second Quarter 2007 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s second quarter 2007 results with investors and financial analysts on Wednesday, August 8, 2007 at 8:00 AM (PT) / 11:00 AM (ET). Interested listeners and participants may access the live conference call by dialing (800) 262-1292 or may access the live Web broadcast at the Company’s Web site, www.mcfco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and primary research through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC and Panel Intelligence, LLC. MCF is focused on providing a full range of specialized and integrated services to institutional investors and corporate clients.

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of fast-growing companies. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed on August 7, 2007. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-Q filed on August 7, 2007, together with this press release and the financial information contained herein, is available on our Web site by going to www.mcfco.com and clicking on “Investor Relations.”

* * *

At the Company:	Investor Contact:	Media Contact:

John D. Hiestand	John Baldissera	Michael Mandelbaum
Chief Financial Officer	BPC Financial Marketing	Mandelbaum & Morgan
(415) 248-5640	(800) 368-1217	(310) 785-0810
jhiestand@merrimanco.com		michael@mandelbaummorgan.com

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2007		June 30, 2006	June 30, 2007		June 30, 2006
Revenue:
Commissions		$7,717,573	$7,945,580		$14,883,280	$16,643,708
Principal transactions		5,712,652	(735,951)		8,325,776	(332,650)
Investment banking		5,631,556	7,485,108		9,864,027	9,910,888
Primary research		951,062	─		951,062	─
Advisory and other fees		359,506	170,129		671,348	203,222
Total revenue		20,372,349	14,864,866		34,695,493	26,425,168
Operating expenses:
Compensation and benefits		12,767,087	11,719,319		23,577,374	21,453,092
Brokerage and clearing fees		662,056	706,256		1,294,697	1,388,860
Cost of primary research services		395,218	─		395,218	─
Professional services		703,640	842,058		1,085,118	1,283,381
Occupancy and equipment		453,061	407,334		895,589	789,155
Communications and technology		884,010	717,969		1,696,946	1,323,902
Depreciation and amortization		182,027	159,161		363,048	311,110
Amortization of intangible assets		220,643	─		220,643	─
Travel and entertainment		685,416	830,076		1,154,618	1,348,592
Other		1,124,415	153,661		1,716,359	535,286
Total operating expenses		18,077,573	15,535,834		32,399,610	28,433,378
Operating income (loss)		2,294,776	(670,968)		2,295,883	(2,008,210)
Interest income		107,461	139,101		229,954	249,766
Interest expense		(26,864)	(473,806)		(81,208)	(542,897)
Income (loss) from continuing operations before taxes		2,375,373	(1,005,673)		2,444,629	(2,301,341)
Income tax expense		(55,000)	─		(55,000)	─
Income (loss) from continuing operations		2,320,373	(1,005,673)		2,389,629	(2,301,341)
Loss from discontinued operations		─	(54,262)		─	(108,202)
Net income (loss)		$2,320,373	$(1,059,935)		$2,389,629	$(2,409,543)

Basic net income (loss) per share:
Income (loss) from continuing operations		$0.20	$(0.10)		$0.22	$(0.23)
Loss from discontinued operations	$	─	$(0.01)	$	─	$(0.01)
Net income (loss)		$0.20	$(0.11)		$0.22	$(0.24)

Diluted net income (loss) per share:
Income (loss) from continuing operations		$0.18	$(0.10)		$0.20	$(0.23)
Loss from discontinued operations	$	─	$(0.01)	$	─	$(0.01)
Net income (loss)		$0.18	$(0.11)		$0.20	$(0.24)

Weighted average common shares outstanding:
Basic		11,657,775	9,960,900		11,000,702	9,808,891
Diluted		12,856,306	9,960,900		12,208,965	9,808,891

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$16,130,529	$13,746,590
Securities owned:
Marketable, at fair value	13,690,559	7,492,914
Not readily marketable, at estimated fair value	1,717,282	1,489,142
Restricted cash	631,968	629,427
Due from clearing broker	1,126,441	551,831
Accounts receivable, net	2,870,376	2,715,271
Equipment and fixtures, net	1,387,904	1,586,630
Intangible assets	2,479,357	314,963
Goodwill	3,171,969	─
Prepaid expenses and other assets	1,453,589	1,971,445
Total assets	$44,659,974	$30,498,213
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$2,269,120	$1,121,623
Commissions and bonus payable	6,531,294	7,711,805
Accrued expenses	4,137,359	2,285,670
Due to clearing and other brokers	21,858	11,114
Securities sold, not yet purchased	4,177,032	1,534,953
Capital lease obligation	987,880	1,292,378
Convertible notes payable, net	192,247	187,079
Notes payable	90,556	138,571
Total liabilities	18,407,346	14,283,193
Commitments and contingencies
Stockholders' equity:
Preferred stock, Series A--$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively; aggregate liquidation preference of $0
	─	─
Preferred stock, Series B--$0.0001 par value; 12,500,000 shares authorized; 1,250,000 shares issued and 0 shares outstanding as of June 30, 2007 and December 31, 2006; aggregate liquidation preference of $0
	─	─
Preferred stock, Series C--$0.0001 par value; 14,200,000 shares authorized; 1,685,714 shares issued and 0 shares outstanding as of June 30, 2007 and December 31, 2006; aggregate liquidation preference of $0
	─	─
Common stock, $0.0001 par value; 300,000,000 shares authorized; 12,160,458 and 10,602,720 shares issued and 12,134,020 and 10,602,720 shares outstanding as of June 30, 2007 and December 31, 2006, respectively	1,217	1,061
Additional paid-in capital	122,390,284	114,616,848
Treasury stock	(125,613)	--
Accumulated deficit	(96,013,260)	(98,402,889)
Total stockholders' equity	26,252,628	16,215,020
Total liabilities and stockholders' equity	$44,659,974	$30,498,213